GROUP ANNUITY CONTRACT

Principal Life Insurance Company
711 High Street
Des Moines, Iowa 50392-0001
(515) 247-5111

in consideration of the application for this contract made by

TRUSTEES OF THE NEW HORIZONS WORLDWIDE 401(K) RETIREMENT SAVINGS PLAN

(the Contractholder)

and payment of all Contributions and Annuity Premiums provided for in this contract, agrees to make payments to the person or persons entitled to them subject to the provisions of this contract.

This contract is delivered in California.

Contributions directed into a Separate Account are not guaranteed as to the dollar amount. They will increase or decrease in dollar amount, depending on the investment performance of such Separate Account, as set out in this contract.

This contract is issued and accepted subject to all the terms set out in it.

This contract is executed by Principal Life Insurance Company at its Corporate Center to take effect as of the 1st day of January, 2002 which is the Contract Date.

Senior Vice President and Corporate Secretary	President and Chief Executive Officer

Registrar

Date ___________________

GROUP CONTRACT NO. GA 4-47850

Flexible Investment Annuity Group Contract
With Full Crediting Rates and Pooled Separate Accounts GPA 5913-2

SCHEDULE OF SPECIFICATIONS

This Schedule is a part of the contract to which it is attached. Terms defined in the contract have the same meaning where used in this Schedule.

This is Schedule number 1 , effective January 1, 2002, It replaces all previous Schedules.

Plan Name: THE NEW HORIZONS WORLDWIDE 401(x) RETIREMENT SAVINGS PLAN

Deposit Year:

The initial Deposit Year begins on the Contract Date and ends on December 31, 2002 Subsequent Deposit Years begin on January 1 and the same day of each following year.

Options Available:

Guaranteed Interest Investments
Separate Account Investments

If Separate Account Investments are available under this contract, a Separate Account Investment Rider will be attached. All Separate Accounts available under the contract are listed in the rider or riders attached.

Riders and Special Attachments:

Separate Account Investment Rider - GP R 40119-4 CA Separate Account Investment Rider for Investment in Certain Funds - GP R 45897-2 California Guaranty Association Notice - GP 37904 CA-1 Flexible Investment Annuity Endorsement Rider - GP R 45038 Removal of Dividend Section Rider - GP 44609

Notations: